EXHIBIT 4.1

Gratus Capital Properties Fund III, LLC

SUBSCRIPTION BOOKLET

Introduction

Do not continue unless you have read and understand the Offering Circular, the Operating Agreement, and all Exhibits included with this Offering in their entirety.

This Subscription Booklet is provided as an Exhibit to the Company’s Offering Circular (the “Offering Circular”). To subscribe for Units in the Company, you need only submit this Subscription Booklet and the full amount you wish to invest as instructed below. In addition, you may be requested to provide a copy of a photo ID (or organizational documents if you are investing as an entity). You do not need to return a copy of the Offering Circular or any of its other exhibits. Please keep those documents for your records.

Subscription Agreements may be submitted via portal, or by mail or e-mail to the address indicated on the Offering Circular.

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Part 1 contains the Instructions to Prospective Purchasers. Please read this carefully. You are encouraged to have an attorney or other professional adviser review all Offering documents before making an investment decision. Investors are then asked to provide identifying information in Parts 1.1 through 1.4:

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Part 1.1 asks you to indicate your investment amount, desired Unit Class and manner in which investment will be sent. The Subscription Amount is the amount of money you wish to invest in Units. Prospective investors must deliver the Subscription Amount by check or wire transfer before a subscription may be accepted by the Company.

o	Part 1.2 asks you to indicate your you to indicate the type of ownership. For entities, please enclose the requested documents demonstrating corporate existence and authorization.

o	Part 1.3 asks you to provide investor information. Please fill-in all names, addresses, dates of birth, Social Security or Tax ID numbers of all investors.

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Part 1.4 asks you to indicate the bank account to which you would like to receive distributions. Fill this out to authorize the Company to deliver distributions via direct deposit to the account indicated.

•	Part 2 contains the Subscription Agreement. Please read this carefully and fill out and sign the signature page.

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Part 3 contains the Reinvestment Election. Please read this carefully and indicate your choices, taking care to ensure that the maximum investment indicated does not exceed 10% of the greater of your annual income or net worth unless you are an accredited investor.

•	Part 4 is the Broker Dealer / Investment Adviser Approval and Certification Form, which only needs to be completed if subscribing through an Investment Adviser or Broker/Dealer.

Depending upon the information submitted, the Company may require you or your advisers may be asked to submit additional information or complete additional forms prior to accepting your subscription.

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Part 1

INSTRUCTIONS TO PROSPECTIVE PURCHASERS

Each prospective purchaser (“investor,” “Subscriber,” or “you”) of membership units (“Units”) should examine the suitability of this type of investment in the context of their own needs, investment objectives, and financial capabilities, and should make his/her/its own independent investigation and decision as to suitability and as to the risk and potential gain involved. Each prospective purchaser of Units is encouraged to consult with his/her/its attorney, accountant, financial consultant, or other business or tax adviser regarding the risks and merits of the proposed investment.

If you meet the qualifications and desire to purchase Units, then please:

•	complete and execute each document included in this Subscription Booklet (the “Subscription Documents”);

•	provide a completed IRS Form W-9 for each investor; and

•	tender the full Subscription Amount to the Company as directed by the Manager.

In addition, you may be asked to provide a government issued form of picture identification (e.g., passport or driver license) for investors who are natural persons or organizational documents for investors who are entities.

If the investor is an entity or custodian entity (the “Custodian”), the term “you” in the Investor Contact and General Information and Accredited Investor Representation (collectively, the “Questionnaire”) refers to the entity or Custodian rather than the individual completing the Questionnaire. If Units are purchased through a custodial account (IRA, qualified plan, etc.), the Custodian of such account will be the investor and legal owner of Units and must complete and sign all parts of the Subscription Documents, unless otherwise indicated. However, because Units will be purchased for the benefit of a person/entity other than the Custodian (the “Beneficiary”), questions about correspondence information and Investor qualification should be answered according to the Beneficiary’s personal information rather than that of the Custodian. Distributions will be made to the Custodian unless the Company is instructed differently.

Based on the representations contained in these Subscription Documents and other information of which the Company has actual knowledge, GR Manager, LLC as the manager of the Company (the “Manager”), will make the determination whether to proceed with the sale of Units to the investor. The Manager reserves the right, in its sole discretion, to accept or reject a subscription for any or no reason whatsoever. If an investor’s subscription offer is not accepted, appropriate notice thereof will be transmitted promptly to the investor, the Subscription Documents will be appropriately marked, and the subscription proceeds will be returned, without interest or deduction of expenses, to the investor.

CUSTODIAL OWNERSHIP

For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this Subscription Agreement and forward to the custodian for processing.

For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers, as indicated in the corporate resolution, and include them with your Subscription Agreement.

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Part 1.1: INVESTMENT (Select only one.)

☐ Initial Investment

☐ Additional Investment; Account number for existing account:	#

Amount of Subscription	Class of Units Requested	Number of Units Subscribed
$

Payment Type:	☐ Check enclosed	☐ Wire transfer sent on the following date:	I I

☐ ACH Transfer (Details provided in separate ACH Transfer Authorization Form)

Part 1.2: TYPE OF OWNERSHIP

Non-Custodial Ownership

☐ Individual — One signature required.

☐ Joint Tenants with Rights of Survivorship — All parties must sign.

☐ Community Property — All parties must sign.

☐ Tenants in Common — All parties must sign.

☐ Uniform Gift to Minors Act — State of Custodian signature required.

☐ Uniform Transfer to Minors Act — State of Custodian signature required.

☐ Qualified Pension or Profit Sharing Plan — Include plan documents.

☐ Trust — Include title, trust instrument or letters testamentary, signature and “Powers of the Trustees” pages.

☐ Corporation — Include certificate of formation, corporate resolution, articles of incorporation and bylaws.

☐ Partnership/LLC — Include certificate of formation, company agreement, resolution for investment.

☐ Other (Specify) —    Include title and signature pages.

Custodial Ownership

☐ Individual — One signature required.

☐ Traditional IRA — Owner and custodian signatures required.

☐ Roth IRA — Owner and custodian signatures required.

☐ Simplified Employee Pension/Trust (SEP) — Owner and custodian signatures required.

☐ KEOGH — Owner and custodian signatures required.

☐ Other —    Owner and custodian signatures required.

Custodian Information (to be completed by custodian)

Name of Custodian:

Mailing Address:

City:	State:	Zip Code:

Custodian Tax ID #:	Custodian Telephone #:

Custodian Account #:	Custodian Email:

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Part 1.3: SUBSCRIBER/INVESTOR INFORMATION

(All fields must be completed)

Investor/Trust Name/Plan Name	Co-Investor/Name of Trustee(s)

Investor Social Security Number/Tax ID Number	Co-Investor Social Security Number/Tax ID Number

Birth Date/Articles of Incorporation (MM/DD/YY)	Co-Investor Birth Date (MM/DD/YY)

Please indicate Citizenship Status:	☐ U.S. Citizen	☐ Non-resident Alien	Country of Origin

☐ Resident Alien

Residential Address (No P.O. box permitted)

Street Address	City	State	Zip Code

Home Telephone		Email

If you are a resident of another state than the one indicated above, provide state of residency:

Mailing Address (if different from above – P.O. box allowed)

Street Address	City	State	Zip Code

*If the co-investor resides at another address, please attach that address to the subscription agreement.

Part 1.4: DISTRIBUTION INFORMATION FOR NON-CUSTODIAL ACCOUNTS

Distributions will be directly deposited into your checking, savings or brokerage account.  If your investment is held through a custodial account, distributions will be paid to the custodian for the benefit of the investor.

Name of Financial Institution	Your Bank’s ABA/Routing Number

Your Bank Account Number	Name on Account/FBO

Account Type	☐ Checking	☐ Savings	☐ Brokerage

I authorize the Fund or its agent to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Fund to change it. In the event that the Fund deposits funds erroneously into my account, the Fund is authorized to debit my account for the amount of the erroneous deposit.

Signature of Individual/Trustee/Beneficial Owner	Signature of Joint Owner/Co-Trustee	Date

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Part 2

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (the “Subscription Agreement”) made as of the date entered into below, by and between Gratus Capital Properties Fund III, LLC a Delaware Limited Liability Company (the “Issuer”), and the undersigned (the “Subscriber” or “You”).

WHEREAS, pursuant to the Offering Circular (the “Offering Circular”), the Issuer is offering in a Regulation A offering (the “Offering”) to investors Class A Interests and Class B Interests (collectively “Interests”) at a purchase price of between $13.15 and $14.00 per Interest (depending on the intermediaries through which the investment is made) for a maximum aggregate purchase price of $50,000,000 (the “Maximum Offering”).

WHEREAS, the Subscriber desires to subscribe for the number and class of Interests set forth on the signature page hereof, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR AND REPRESENTATIONS AND COVENANTS OF SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Issuer the number of Interests set forth on the signature page hereof, at a price of between $13.15 and $14.00 per Interest (depending on the intermediaries through which the investment is made), and the Issuer agrees to sell such Interests to the Subscriber for said purchase price, subject to the Issuer’s right to sell to the Subscriber such lesser number of (or no) Interests as the Issuer may, in its sole discretion, deem necessary or desirable. The purchase price in connection with subscriptions for shares are to be sent by check, wire, or ACH transfer made payable to: Atlantic Capital Bank for the benefit of Gratus Capital Properties Fund III, LLC and sent to Atlantic Capital Bank, N.A., in its capacity as escrow agent for the Company, where they will be held in a non-interest-bearing escrow account until the Subscriber is issued the Interests.

1.2 The Subscriber has full power and authority to enter into and deliver this Subscription Agreement and to perform its/his/her obligations hereunder, and the execution, delivery and performance of this Subscription Agreement has been duly authorized, if applicable, and this Subscription Agreement constitutes a valid and legally binding obligation of the Subscriber.

1.3 The Subscriber acknowledges receipt of the Offering Circular, all supplements to the Offering Circular, and all other documents furnished in connection with this transaction by the Issuer (collectively, the “Offering Documents”). The Subscriber also acknowledges receipt and acceptance of the terms of the WealthForge Privacy Policy, which governs WealthForge’s treatment of personal information provided by the Subscriber.

1.4 The Subscriber recognizes that the purchase of the Interests involves a high degree of risk in that (i) an investment in the Issuer is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Issuer and the Interests; (ii) the Interests are being sold pursuant to an exemption under Regulation A issued by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Act”), but they are not registered under the Act or any state securities law; (iii) there is no public market for the Interests, and no public market is expected to develop following this offering, and thus, the Subscriber may not be able to liquidate his, her or its investment because such investment is illiquid and is expected to continue to be illiquid for an indefinite period of time; (iv) an investor could suffer the loss of his, her or its entire investment and (v) this investment is suitable only for persons who can bear the economic risk for an indefinite period of time and who can afford to lose their entire investment.

1.5 The Subscriber is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Act, and the Subscriber is able to bear the economic risk of an investment in the Interests OR the purchase price tendered by Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth.

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1.6 The Subscriber is not relying on the Issuer or its affiliates or agents with respect to economic considerations involved in this investment. The Subscriber has relied on the advice of, or has consulted with, only his, her or its Advisors, if any. Each Advisor, if any, is capable of evaluating the merits and risks of an investment in the Interests as such are described in the Offering Circular, and each Advisor, if any, has disclosed to the Subscriber in writing (a copy of which is annexed to this Subscription Agreement) the specific details of any and all past, present or future relationships, actual or contemplated, between the Advisor and the Issuer. Each Subscriber represents and warrants that either it or its Advisor(s) have determined that subscriber can bear the economic risk of an investment in the Interests for an indefinite period of time, can afford to lose their entire investment, and concluded that they meet the suitability requirements set forth in the Offering Circular. Subscriber understands that the Issuer will not be conducting an independent analysis of whether the Subscriber meets the suitability requirements for this investment.

1.7 The Subscriber has prior investment experience (including investment in non-listed and non-registered securities), has (together with his, her or its Advisors, if any) such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Interests and has read and evaluated, or has employed the services of an investment advisor, attorney or accountant to read and evaluate, all of the documents furnished or made available by the Issuer to the Subscriber, including the Offering Circular, as well as the merits and risks of such an investment by the Subscriber. The Subscriber’s overall commitment to investments, which are not readily marketable, is not disproportionate to the Subscriber’s net worth, and the Subscriber’s investment in the Interests will not cause such overall commitment to become excessive. The Subscriber, if an individual, has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in his or her investment in the Interests. The Subscriber is financially able to bear the economic risk of this investment, including the ability to afford holding the Interests for an indefinite period or a complete loss of this investment. If other than an individual, the Subscriber also represents it has not been organized solely for the purpose of acquiring the Interests.

1.8 The Subscriber acknowledges that any estimates or forward-looking statements or projections included in the Offering Circular were prepared by the management of the Issuer in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Issuer, its management or its affiliates and should not be relied upon.

1.9 The Subscriber acknowledges that the purchase of the Interests may involve tax consequences to the Subscriber and that the contents of the Offering Documents do not contain tax advice. The Subscriber acknowledges that the Subscriber must retain his, her or its own professional Advisors to evaluate the tax and other consequences to the Subscriber of an investment in the Interests. The Subscriber acknowledges that it is the responsibility of the Subscriber to determine the appropriateness and the merits of a corporate entity to own the Subscriber’s Interests and the corporate structure of such entity.

1.10 The Subscriber acknowledges that the Offering Circular and this Offering have not been reviewed by the SEC or any state securities commission, and that no federal or state agency has made any finding or determination regarding the fairness or merits of the Offering or confirmed the accuracy or determined the adequacy of the Offering Circular. Any representation to the contrary is a crime.

1.11 The Subscriber represents, warrants and agrees that the Interests are being purchased for his, her or its own beneficial account and not with a view toward distribution or resale to others. The Subscriber understands that the Issuer is under no obligation to register the Interests on his, her or its behalf or to assist them in complying with any exemption from registration under applicable state securities laws.

1.12 The Subscriber understands that the Interests have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his, her or its investment intention. The Subscriber realizes that, in the view of the SEC, a purchase with an intent to resell would represent a purchase with an intent inconsistent with his, her or its representation to the Issuer, and the SEC might regard such a sale or disposition as a deferred sale, for which such exemption is not available. The Subscriber does not have any such intentions.

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1.13 The Subscriber agrees to indemnify and hold the Issuer, its manager, and controlling persons and their respective heirs, representatives, successors and assigns harmless against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Subscriber herein or as a result of any sale or distribution by the Subscriber in violation of the Act (including, without limitation, the rules promulgated thereunder), any state securities laws, or the Issuer’s Restated Certificate of Organization and Operating Agreement, each as amended from time to time.

1.14 The Subscriber understands that the Issuer will review and rely on this Subscription Agreement without making any independent investigation; and it is agreed that the Issuer reserves the unrestricted right to reject or limit any subscription and to withdraw the Offering at any time.

1.15 The Subscriber hereby represents that the address of the Subscriber furnished at the end of this Subscription Agreement is the Subscriber’s principal residence, if the Subscriber is an individual, or its principal business address, if it is a corporation or other entity.

1.16 The Subscriber acknowledges that if the Subscriber is a Registered Representative of a Financial Industry Regulatory Authority (“FINRA”) member firm, the Subscriber must give such firm the notice required by FINRA’s Conduct Rules.

1.17 The Subscriber hereby acknowledges that neither the Issuer nor any persons associated with the Issuer who may provide assistance or advice in connection with the Offering are or are expected to be members or associated persons of members of FINRA or registered broker-dealers under any federal or state securities laws.

1.18 The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Issuer or by any agent, sub-agent, officer, employee or affiliate of the Issuer and, in entering into this transaction, the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

1.19 No oral or written representations have been made, or oral or written information furnished, to the Subscriber or his, her or its advisors, if any, in connection with the offering of the Interests which are in any way inconsistent with the information contained in the Offering Documents.

1.20 All information provided by the Subscriber is true and accurate in all respects, and the Subscriber acknowledges that the Issuer will be relying on such information to its possible detriment in deciding whether the Issuer can sell these securities to the Subscriber without giving rise to the loss of the exemption from registration under applicable securities laws.

1.21 The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders, fees or the like relating to this Subscription Agreement or the transactions contemplated hereby.

1.22 The Subscriber is not relying on the Issuer, or any of its employees, agents or sub-agents with respect to the legal, tax, economic and related considerations of an investment in the Interests, and the Subscriber has relied on the advice of, or has consulted with, only his, her or its own advisors, if any.

1.23 (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Issuer’s business objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Issuer is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The subscriber or Plan fiduciary (a) is responsible for the decision to invest in the Issuer; (b) is independent of the Issuer and any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the subscriber or Plan fiduciary has not relied primarily on any advice or recommendation of the Issuer or any of its affiliates or its agents.

1.24 The foregoing representations, warranties and agreements shall survive the Closing.

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II.	REPRESENTATIONS BY THE ISSUER

The Issuer represents and warrants to the Subscriber that as of the date of the closing of this Offering (the “Closing Date”):

2.1 The Issuer is a Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of Delaware, authorized to do business in the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

2.2 The execution, delivery and performance of this Subscription Agreement by the Issuer have been duly authorized by the Issuer and all other corporate action required to authorize and consummate the offer and sale of the Interests has been duly taken and approved. This Subscription Agreement is valid, binding and enforceable against the Issuer in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws or by legal or equitable principles relating to or limiting creditors’ rights generally, the availability of equity remedies, or public policy as to the enforcement of certain provisions, such as indemnification provisions.

2.3 The Interests have been duly and validly authorized and issued.

2.4 The Issuer knows of no pending or threatened legal or governmental proceedings to which the Issuer is a party which would materially adversely affect the business, financial condition or operations of the Issuer.

III.	TERMS OF SUBSCRIPTION

3.1 Subject to Section 3.2 hereof, the subscription period will begin as of the date of the Offering Circular and will terminate at 11:59 PM Eastern Time, on the earlier of the date on which the Maximum Offering is sold or one (1) year from the commencement date or the date the Offering is terminated by the Issuer (the “Termination Date”).

3.2 The Subscriber has effected a wire transfer or ACH in the full amount of the purchase price for the Interests to the Issuer or has delivered a check in payment of the purchase price for the Interests.

3.3 Digital (“electronic”) signatures, often referred to as an “e-signature,” enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures.

You may execute this Subscription Agreement by providing one of the following: (i) your original, scanned or faxed signature; or (ii) your electronic signature, as prescribed in the bulleted paragraphs below.

* The mechanics of the electronic signature requested herein include your execution of both this Subscription Agreement and the Operating agreement for the Company in a single signature block. By typing in your name, you will have accepted and agreed, without reservation, to all of the terms and conditions contained within this Subscription Agreement and the Operating agreement. Your electronically signed Agreements will be stored by the Company in such a manner that the Company can access them at any time.

* You hereby consent and agree that the electronic signature below constitutes your signature, acceptance and agreement of both the Subscription Agreement and the Operating agreement as if each of these documents were actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement and the Operating Agreement shall be legally binding and that such transaction has been authorized by you. You agree that your electronic signature below is the legal equivalent of your manual signature on both this Subscription Agreement and the Operating Agreement and that you consent to be legally bound by terms and conditions of such Agreements. The Subscription Agreement and Operating Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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* Furthermore, you hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement or the Operating Agreement specifically, and/or future communications in general between the parties, may be made by email, sent to the email address of record as set forth in the vesting information below or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients’ spam filters by the recipients’ email service provider, or due to a recipients’ change of address, or due to technology issues by the recipients’ service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

* Your Consent is Hereby Given: By signing this Subscription Agreement, you are explicitly agreeing to receive documents electronically, including your copy of this signed Subscription Agreement and the Operating Agreement, as well as ongoing disclosures, communications and notices.

* By signing this document, the Subscriber is agreeing to both the Operating agreement and the Subscription Agreement and all provisions, clauses, representations, warranties, acknowledgments and covenants contained therein, each of which: (i) shall be binding on the heirs, executors, administrators, successors and permitted assigns of the undersigned, and (ii) may not be cancelled, withdrawn, revoked, or terminated by the undersigned except as set forth therein. If there is more than one signatory hereto, the representations, warranties, acknowledgments and agreements of the undersigned are made jointly and severally.

3.4 If the Subscriber is not a United States person, such Subscriber shall immediately notify the Issuer, and the Subscriber hereby represents that the Subscriber is satisfied as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Interests or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Interests, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Interests. Such Subscriber’s subscription and payment for, and continued beneficial ownership of, the Interests will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

IV.	NOTICE TO SUBSCRIBERS

4.1 THE INTERESTS HAVE BEEN QUALIFIED UNDER REGULATION A OF THE SECURITIES ACT OF 1933. THE INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

4.2 FOR NON-U.S. RESIDENTS ONLY: NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES OF AMERICA THAT WOULD PERMIT AN OFFERING OF THESE SECURITIES, OR POSSESSION OR DISTRIBUTION OF OFFERING MATERIAL IN CONNECTION WITH THE ISSUE OF THESE SECURITIES, IN ANY COUNTRY OR JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED. IT IS THE RESPONSIBILITY OF ANY PERSON WISHING TO PURCHASE THESE SECURITIES TO SATISFY HIMSELF AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNTIED STATES OF AMERICA IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

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V.	MISCELLANEOUS

5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by electronic mail, reputable overnight courier, facsimile (with receipt of confirmation) or registered or certified mail, return receipt requested, addressed to the Issuer, at the address set forth in the first paragraph hereof, Attention: MANAGER and to the Subscriber at the email address or address indicated on the signature page hereof. Notices shall be deemed to have been given on the date when mailed or sent by e-mail or overnight courier, except notices of change of address, which shall be deemed to have been given when received.

5.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties against whom such modification or amendment is to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

5.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.4 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Interests as herein provided; subject, however, to the right hereby reserved by the Issuer to (i) enter into the same agreements with other subscribers, (ii) add and/or delete other persons as subscribers and (iii) reduce the amount of or reject any subscription.

5.5 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

5.6 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

5.7 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further actions as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year written below. This Subscription Agreement, the Offering Circular, all supplements and attachments to the Offering Circular, and the Operating Agreement have been received, read, and approved by:

Name of Beneficial Owner	Name of Additional Beneficial Owner
or Authorized Representative (Please Print)	or Authorized Representative

Signature	Additional Signature

Class of Units Requested (Please Check One):		Subscription Amount:

_____ Class A	_____ Class B	$ ________________________

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IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST COMPLETE BELOW AND SIGN

The Subscriber is an (Please Check One):
_____ Accredited Investor	_____ Not an Accredited Investor

The term Accredited Investor is defined in Rule 501 of Regulation D promulgated under the Securities Act. The most common test for individuals to qualify as an Accredited Investor is for either (1) the individual to net worth, or joint net worth with his or her spouse, exceeding $1 million, including any IRAs, 401(k)s, and other retirement accounts, but excluding the value of his or her primary residence, or (2) the individual to have an income of over $200,000 in each of the last two years, or joint income with his or her spouse over $300,000 in those years, and reasonably expects to reach the same level this year.

Exact Name in Which Title is to be Held (Please Print)

Name (Please Print)	Name of Additional Subscriber

Address of Subscriber	Address of Additional Subscriber

City, State and Zip Code	City, State and Zip Code

Social Security Number or EIN	Social Security Number or EIN

Telephone Number	Telephone Number

Fax Number (if available)	Fax Number (if available)

E-Mail (if available)	E-Mail (if available)

(Signature)	(Signature of Additional Subscriber)

Title (if applicable)	Title (if applicable)

ACCEPTED __________________________, on behalf of Gratus Capital Properties Fund III, LLC

By:
Name:
Title:

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Part 3

Reinvestment Election

The Subscriber may elect to re-invest the returns payable to the Subscriber pursuant to Sections 4.1 and return of Unreturned Capital Contributions pursuant to 4.2 of the Operating Agreement. The Subscriber will receive additional Units in the Issuer’s ongoing Regulation A offering because of such reinvestment of the same class as those purchased pursuant to this Subscription Agreement. By electing for reinvestment, Subscriber hereby agrees that it will reaffirm the Representation and Covenants of Subscriber as of the date of each Reinvestment, except that the price at which Units are being purchased will be readjusted to whatever price is then in effect for the Issuer’s Regulation A offering. The Issuer will provide Subscribers with at least seven days’ notice of the fact that a distribution will be declared (although not necessarily of the amount of such distributions). Upon receipt of such notices, the Subscriber agrees that it will review the Representation and Covenants set forth in Section 1 above and, if it is not willing to reaffirm these Representation and Covenants as of the expected date of the distribution, will log on to the Issuer’s investor portal and opt out of the reinvestment, or will otherwise inform the Manager in writing prior to the date of the expected distribution.

The Subscriber may opt out of further reinvestments at any time, provided that such request is made through the Issuer’s Investor Portal or otherwise made in writing to the Issuer on or before the date specified in a notice of upcoming distributions. After opting out of reinvestment, the Subscriber will then receive any further distributions in accordance with the Operating Agreement. For the avoidance of doubt, reinvested sums will be used to purchase new Units and will not be distributed following the termination of reinvestment unless and until that Member’s Capital Contributions are returned in accordance with the terms of the Operating Agreement.

☐ No, I do not elect to reinvest as described above.

☐ Yes, I wish to elect to reinvest as described above, and wish to use reinvest all future distributions into additional Issuer Units of the same Class as I currently own, until my total investment in the Issuer via this Reg A offering reaches $______________. I understand that reinvestment includes distributions from both regular operations (pursuant to Section 4.1 of the Operating Agreement) and Capital Transactions (pursuant to Section 4.2 of the Operating Agreement). I certify either that I am an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Act, or that this amount does not exceed 10% of the greater of my annual income or net worth. I certify that, if my annual income and/or net worth decreases, I will either log on to the Issuer’s investor portal and opt out of the reinvestment or inform the Manager in writing of my new maximum investment amount.

Name of Beneficial Owner or Authorized Representative (Please Print)	Name of Additional Beneficial Owner or Authorized Representative

Signature	Additional Signature

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Part 4

BROKER DEALER AND REGISTERED REPRESENTATIVE APPROVAL AND CERTIFICATION

AND

REGISTERED INVESTMENT ADVISOR APPROVAL AND CERTIFICATION

Pages

(Relevant Part to be Completed by Broker Dealer or Registered Investment Adviser Only)

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